                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             VIEWPOINT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                [Viewpiont Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 19, 2001

To the Stockholders of Viewpoint Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Viewpoint Corporation, a Delaware corporation (the "Company"), will be held on September 19, 2001, at 9:30 a.m., local time, at the Sky Club Conference Center, MetLife Building, 200 Park Avenue, 56th Floor, New York, NY, for the following purposes:

     1. To elect five directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for the 2001 fiscal year.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice.

     Only stockholders of record at the close of business on July 24, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. To ensure your representation at the meeting, however, you are urged to authorize your proxy by following one of the following steps as promptly as possible:

     1. Complete, date, sign and return the enclosed proxy card (a postage-prepaid envelope is enclosed for that purpose); or

     2. Vote via the Internet (see the instructions on the enclosed proxy card); or

     3. Vote via telephone (toll-free) in the United States and Canada (see the instructions on the enclosed proxy card).

     The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. The Company has been advised by counsel that the procedures which have been put in place are consistent with the requirements of applicable law. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or telephone are set forth on the enclosed proxy card.

     Any stockholder attending the meeting may vote in person even if he or she has returned a proxy card or voted via the Internet or telephone.

                                          For the Board of Directors

                                          BRIAN J. O'DONOGHUE, Secretary

New York, New York
August 8, 2001

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, OR VOTE VIA THE INTERNET OR TELEPHONE.

                             VIEWPOINT CORPORATION
                               498 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10018
                                 (212) 201-0800
                            ------------------------

                            PROXY STATEMENT FOR 2001
                         ANNUAL MEETING OF STOCKHOLDERS

     The enclosed proxy is solicited on behalf of the Board of Directors of Viewpoint Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held September 19, 2001 at 9:30 a.m., local time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sky Club Conference Center, MetLife Building, 200 Park Avenue, 56th Floor, New York, NY.

     These proxy solicitation materials and the Company's Annual Report to Stockholders for the year ended December 31, 2000, including financial statements, are being mailed on or about August 8, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on July 24, 2001 are entitled to notice of and to vote at the meeting. At the record date, 38,986,583 shares of common stock, $0.001 par value, of the Company were issued and outstanding.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, whether the proxy was given by telephone, via the Internet or by proxy card. The proxy may be revoked by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by making an authorized Internet or telephone communication on a later date in accordance with the instructions on the enclosed proxy card. It may also be revoked by attendance at the meeting and voting in person.

VOTING AND SOLICITATION

     Proxies properly given and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted as the management of the Company may propose. If any matter not described in this proxy statement is properly presented for action at the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote according to their best judgment.

     Each stockholder is entitled to one vote for each share of common stock on all matters presented at the meeting. Stockholders do not have the right to cumulative voting in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and employees, without additional compensation, personally or by telephone or telegram.

QUORUM; REQUIRED VOTES; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transactions of business being voted on at this year's Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

     With respect to the election of directors, Delaware law requires the affirmative vote of the holders of a plurality of the common stock present and entitled to vote on the election of directors at the Annual Meeting. Therefore, for purposes of the election of directors, abstentions will have no effect on the outcome of the vote, although they will be counted toward the presence of a quorum.

     The affirmative vote of a majority of the votes cast is required to adopt all other proposals being voted on at this year's Annual Meeting. Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining the total number of votes cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     The Delaware Supreme Court has held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in a manner consistent with this holding. Thus, a broker non-vote will not affect the outcome of the voting on any of the proposals at the Annual Meeting.

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     Unless otherwise specified, all proxies received will be voted in favor of the election of the persons named below as directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting of Stockholders, the proxies will be voted for the nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

                                                                     DIRECTOR
NAME                                                          AGE     SINCE
----                                                          ---    --------
Thomas Bennett..............................................  45       2000
Bruce R. Chizen.............................................  45       2000
Samuel H. Jones, Jr. .......................................  67       1992
Lennert J. Leader...........................................  46       2000
Robert E. Rice..............................................  46       2000

     There is no family relationship among any directors or executive officers of the Company.

THOMAS BENNETT

     Mr. Bennett has been a director of the Company since November 2000. He has been with Computer Associates International, Inc. since 1988 and has been serving as its Senior Vice President of Business Development since April 1997. On February 8, 2000, he became a director of Metastream Corporation (a subsidiary of the Company from its formation in June 1999 until its merger with the Company in November 2000). Mr. Bennett currently serves as a member of the board of directors of Divine, Inc., I-Storm, Inc. and several private companies.

BRUCE R. CHIZEN

     Mr. Chizen has been a director of the Company since November 2000. He has been the Chief Executive Officer of Adobe Systems Incorporated since December 2000 and has been the President of Adobe since April 2000. Mr. Chizen joined Adobe in August 1994 as Vice President and General Manager, Consumer Products Division. In December 1997, he was promoted to Senior Vice President and General Manager, Graphic Products Division and in August 1998, Mr. Chizen was promoted to Executive Vice President, Products and Marketing.

SAMUEL H. JONES, JR.

     Mr. Jones has been a director of the Company since April 1992. He has been President of S-J Venture Capital Company since 1991 and President of S-J Transportation Company, an industrial waste transportation company, since 1971. Mr. Jones is a director of Fulton Financial Corp.

LENNERT J. LEADER

     Mr. Leader has been a director of the Company since November 2000. Mr. Leader became President of AOL Time Warner Ventures upon the merger of America Online, Inc. and Time Warner Inc. in January 2001. Prior to the merger, Mr. Leader served as President of AOL Investments, a division of America Online, Inc., beginning in February 1998. Mr. Leader served as Senior Vice President, Chief Financial Officer, and Treasurer of AOL from September 1989 until July 1998. Prior to joining AOL, Mr. Leader was a Vice President of Finance of LEGENT Corporation, a computer software and services company, from March 1989 to September 1989, and Chief Financial Officer of Morino, Inc., a computer software and services company, from 1986 to March 1989 and Director of Finance from 1984 to 1986. Prior to joining Morino, Inc. in 1984, he was an audit manager of Price Waterhouse. Mr. Leader serves as a director of iVillage Inc. and Multex.com, Inc. Mr. Leader graduated with a B.S. in Accounting in 1977 from the University of Baltimore.

ROBERT E. RICE

     Mr. Rice has been a director of the Company since April 2000. Mr. Rice co-founded Real Time Geometry Corp. and served as its chairman until its sale to the Company in 1996. At the Company, he served as vice president of strategic affairs until September 1999. He has been the President and a director of Metastream Corporation since its formation in June 1999 and has been President and Chief Executive Officer of the Company since April 2000. Before founding Real Time Geometry, Mr. Rice was a partner at the law firm of Milbank, Tweed, Hadley and McCloy LLP, where he advised on various corporate, tax, and intellectual property issues.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held 7 meetings during fiscal 2000. Each director attended at least 66.67% of the meetings of the Board of Directors held during such director's term of office during fiscal 2000.

     The Board of Directors has standing Audit and Compensation Committees.

     The Audit Committee reviews the financial statements and the internal financial reporting system and controls of the Company with the Company's management and independent auditors, recommends resolutions for any disputes between the Company's management and its auditors, reviews with the outside auditor the scope of the audit, the auditor's fees and related matters, and reviews other matters relating to the relationship of the Company with the auditors, including their engagement and discharge. The Audit Committee held 5 meetings during fiscal 2000. The Audit Committee currently consists of Messrs. Bennett, Jones, and Leader, who serves as its chairman.

     The Compensation Committee develops and monitors compensation arrangements for the officers and directors of the Company, administers the Company's stock option plans, and monitors stock option activity for the Company. The Compensation Committee held 2 meetings during fiscal 2000. The Compensation Committee currently consists of Messrs. Bennett, Chizen, and Jones, who serves as its chairman.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee is composed solely of independent directors who are qualified for service under the NASD listing standards. It acts under a written charter first adopted and approved by the Board of Directors in 2000. The Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to communication with audit committees. In addition, the Audit Committee has received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 relating to independence discussions with audit committees, has discussed with the independent auditors their independence from the Company and its management, and has considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Audit committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Board approve the Company's audited financial statements in the Company's 2000 Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Audit Committee

                                          Lennert Leader, Chair
                                          Thomas Bennett
                                          Samuel Jones, Jr.

PRINCIPAL ACCOUNTING FIRM FEES

  Audit Fees

     The aggregate fees billed by the Company's principal accounting firm PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the year ending December 31, 2000 and the reviews of the financial statements included in the Forms 10-Q for that year were $190,000.

  Financial Information Systems Design and Implementation Fees

     PricewaterhouseCoopers LLP did not perform financial information systems design and implementation services in 2000. Accordingly, no amounts were billed by PricewaterhouseCoopers LLP for such services.

  All Other Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than services described above under "Audit Fees", for the year ending December 31, 2000 were $197,550. The vast majority of these fees relate to tax services and services in connection with SEC filings, including services rendered in connection with the Company's acquisition of Viewpoint Digital, Inc. and the merger of the Company with Metastream. The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

COMPENSATION OF DIRECTORS

     The Company reimburses each of its non-employee directors as follows: each non-employee director is paid (i) $2,500 at the end of each fiscal quarter in which he or she is a director, (ii) $1,000 for each regular Board meeting he or she attends, and (iii) $500 for each Board committee meeting he or she attends; provided, however, that if more than one committee meeting is held on the same day or a Board meeting and one or more committee meetings are held on the same day, no more than the initial $500 or $1,000, as the case may be, is paid to any director for all such meetings attended by such director on such date.

     Non-employee directors participate in the Company's 1995 Director Option Plan (the "Director Plan"). Under the Director Plan, each non-employee director who joins the Board in the future will automatically be granted a non statutory option to purchase 20,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each non-employee director, including current non-employee directors, automatically receives a non statutory option to purchase 5,000 shares of Common Stock on January 1 of each year, provided the director has been a member of the Board for at least six months. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. The 20,000 share grant vests at a rate of one-eighth of the option shares upon the end of the first six-month period after the date of grant and one-forty-eighth of the remaining option shares per month thereafter, provided the optionee remains a director of the Company. The 5,000 share grant vests at the rate of one-half of the option shares upon the end of the first six-month period after the date of grant and one-twelfth of the remaining option shares per month thereafter, provided the optionee remains a director of the Company. Options granted under the Director Plan have a term of ten (10) years unless terminated sooner, whether upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan.

     In January 2000, Messrs. Bert Kolde and William H. Lane, III, who were then serving as directors of the Company, and Mr. Jones, who continues to serve as a director of the Company, were each granted an option to purchase 5,000 shares of Common Stock under the Director Plan at an exercise price of $9.00 per share. For their participation as directors of Metastream Corporation (formerly a subsidiary of the Company), in January 2000, Mr. Jones was granted an option to purchase 75,000 shares of Common Stock of Metastream Corporation under the Metastream Stock Option Plan at an exercise price of $1.00 per share. Additionally, for his participation as a director of Metastream Corporation, in February 2000, Mr. Lane was granted an option to purchase 75,000 shares of Common Stock of Metastream Corporation under the Metastream Stock Option Plan at an exercise price of $1.00 per share. Metastream Corporation merged with and into the Company on November 30, 2000 and, under the terms of the merger, each option to purchase Metastream shares was converted into an option to acquire the number of Company shares equal to the product of the number of shares subject to the Metastream option and 1.15 and the exercise price was converted to 87% of the exercise price of the Metastream option. Accordingly, the 75,000 share grants to Messrs. Jones and Lane were, upon the merger of Metastream and the Company, converted to options to purchase 86,250 Company shares at an exercise price of $0.87 per share. These share grants vest one-fifth of the option shares on the date of grant, one-fifth of the option shares at the end of the first year and one-thirty-sixth of the option shares per month thereafter. Mr. Lane's service to the Company ceased on November 28, 2000 and, as of that date, twenty percent (20%) of the 86,250 option grant to him (17,250 shares) had vested. Mr. Lane exercised his option with respect to 15,000 shares. Mr. Lane has the right to exercise the remaining 2,250 shares until December 31, 2001. On November 28, 2000, Messrs. Bennett, Chizen and Leader were each granted an option to purchase 20,000 shares of Common Stock under the Director Plan at an exercise price of $5.75 per share. On January 1, 2001, Mr. Jones was granted an option to purchase 5,000 shares of Common Stock under the Director Plan at an exercise price of $4.68 per share.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to annual compensation and long-term compensation awarded during fiscal 1998, 1999 and 2000 to each person who served as the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers as of December 31, 2000 and other executive officers during 2000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION
                                              --------------------------------------    SECURITIES
                                                                           OTHER        UNDERLYING
                                                                           ANNUAL        COMPANY
NAME AND PRINCIPAL POSITION           YEAR     SALARY       BONUS       COMPENSATION     OPTIONS
---------------------------           ----    --------    ----------    ------------    ----------
Robert Rice.........................  2000    $275,000    $   65,000     $2,352,132(9)    287,500
  Chairman, President and             1999     185,000        65,000(5)          --       887,500
  Chief Executive Officer             1998     173,333       100,000(6)          --       297,500
Mark Zimmer(1)......................  2000     121,201     1,125,000        253,000(10)
  Former President and Chief          1999     250,000       169,743(7)          --            --
  Executive Officer                   1998     239,375        15,000(6)          --        40,000
James A. Abate(2)...................  2000     141,670        50,000         70,727(11)   990,000
  Former Executive Vice President
     and
  Chief Financial Officer
Christopher Gentile.................  2000     145,833       100,000             --       115,000
  Executive Vice President,
  Creative Services
Paul Kadin..........................  2000     155,589        30,000             --       460,000
  Executive Vice President, Sales
Anders Vinberg......................  2000      66,667            --             --     1,185,000
  Executive Vice President,
  Technology, Engineering and
  Information Systems
John P. Leddy(3)....................  2000      87,156       355,000         97,500(10)
  Former Senior Vice President,.....  1999     177,500        50,000(8)          --        75,000
  Product Development...............  1998      57,028        25,000             --       130,000
Jay W. Jennings(4)..................  2000     135,826       125,000         75,000(10)    85,000
  Former Controller.................  1999     105,833         7,000             --        22,000
                                      1998      81,990            --             --

---------------
 (1) Mr. Zimmer served as Chief Technical Officer until his promotion to President and Chief Executive Officer on December 14, 1999. Mr. Zimmer resigned as President and Chief Executive Officer effective April 2000.

 (2) Mr. Abate resigned as Executive Vice President and Chief Financial Officer, effective January 2001.

 (3) Mr. Leddy resigned as Senior Vice President, Product Development, effective June 2000.

 (4) Mr. Jennings resigned as Controller, effective September 2000.

 (5) Represents amount paid in 2000 for services performed in 1999.

 (6) Represents amount paid in 1999 for services performed in 1998.

 (7) Includes $125,000 paid in 1999 for services performed in 2000.

 (8) Includes $15,000 paid in 1999 for services performed in 1998.

 (9) Represents loan forgiveness of $2,321,632, triggered by contractually specified events which occurred during 2000, auto allowance of $30,500.

(10) Represents severance payments.

(11) Represents imputed income, based on the applicable Federal rate under
     Section 1274(d) of the Internal Revenue Code, with respect to an interest-free loan made by the Company in connection with an employment agreement with Mr. Abate.

OPTION GRANTS

     The following tables set forth information regarding stock options granted to the Named Executive Officers during fiscal year 2000. In accordance with the rules of the SEC, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation from the option exercise price of 5% and 10%, compounded annually. These amounts do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of Company common stock.

                         COMPANY OPTION GRANTS IN 2000

                                          INDIVIDUAL GRANTS
                       --------------------------------------------------------    POTENTIAL REALIZABLE VALUES
                       NUMBER OF      PERCENT OF                                     AT ASSUMED ANNUAL RATES
                       SECURITIES    TOTAL OPTIONS                                 OF STOCK PRICE APPRECIATION
                       UNDERLYING     GRANTED TO                                         FOR OPTION TERM
                        OPTIONS      EMPLOYEES IN     EXERCISE OR    EXPIRATION    ----------------------------
NAME                   GRANTED(1)     FISCAL YEAR     BASE PRICE        DATE            5%             10%
----                   ----------    -------------    -----------    ----------    ------------    ------------
Robert E. Rice.......    287,500          5.3%           $2.61        6/29/10       $  471,907      $1,195,904
Mark Zimmer..........         --                            --             --               --              --
John P. Leddy........         --                            --             --               --              --
Jay W. Jennings......         --                            --             --               --              --
James A. Abate.......    690,000         12.7%           $4.35                       1,887,627       4,783,618
                         100,000          1.8%           $8.13                         510,997       1,294,916
Anders Vinberg.......    150,000          2.8%           $8.54         9/7/10          805,614       2,041,584
                       1,035,000         19.0%           $4.35         9/7/10        2,831,441       7,175,427
Christopher
  Gentile............    115,000          2.1%           $5.65        2/22/10          408,624       1,035,534
Paul Kadin...........    460,000          8.4%           $2.61        2/22/10          755,051       1,913,447

---------------
(1) Generally, 20% of the shares subject to the options vest on the date of grant, 20% vest on the first anniversary of the date of grant and one thirty-sixth vests each month thereafter.

     The following table sets forth information with respect to options to purchase Company common stock exercised during fiscal 2000 by the Named Executive Officers and the value of unexercised options at December 31, 2000.

       COMPANY OPTION EXERCISES IN 2000 AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   -----------   -------------   -----------   -------------
Robert E. Rice..............        --            --     827,269        732,396      $2,191,260     $2,691,509
Mark Zimmer.................    87,734      $373,245          --             --         262,631             --
John P. Leddy...............    35,000       419,375      43,333             --          50,702             --
Jay W. Jennings.............    18,000       138,161      57,500             --         262,631             --
James A. Abate..............        --            --          --             --              --             --

                                                          NUMBER OF SECURITIES
                                                         UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                               OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                SHARES                      DECEMBER 31, 2000           DECEMBER 31, 2000(1)
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                           EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   --------   -----------   -------------   -----------   -------------
Anders Vinberg..............        --            --     448,500        736,500         487,744        637,819
Christopher Gentile.........        --            --     129,375        208,125         380,815        407,078
Paul Kadin..................        --            --      92,000        368,000         260,130      1,040,520

---------------
(1) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value of Company common stock at December 31, 2000 ($5.44).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has employment agreements with Messrs. Rice, Kaplan, Vinberg, Kadin, Gentile, and Fred Brown. The Company's employment agreement with Mr. Rice provides for his employment through December 31, 2001 at an annual base salary of $275,000. In addition, under the agreement, the Company has granted Mr. Rice a stock option to purchase 287,500 shares of the Company's common stock at a price of $2.61 per share. Twenty percent (20%) of the option vests over a four-year period, with 20% of the total grant vesting on the date of grant, 20% vesting on the first anniversary of the date of grant and the remainder vesting at the rate of 1/36th per month thereafter.

     Mr. Rice obtained a $1,000,000 non-recourse loan from the Company in 1996 concurrently with the acquisition by the Company of Mr. Rice's interest in Real Time Geometry Corp. Pursuant to the terms of Mr. Rice's employment contract, in connection with the merger of the Company and Metastream, the Company forgave the loan and accrued interest thereon and paid to Mr. Rice a "gross-up" payment in the amount of $1,077,000 to reimburse him for any Federal or state taxes that he may be required to pay as a result of the forgiveness of the loan or as a result of the "gross-up" payment.

     Mr. Rice's employment agreement provides that if his employment is terminated by the Company without cause (as defined in the agreement), or by Mr. Rice for good reason (as defined), he will be entitled to (1) immediate vesting of all of his unvested Company stock options, (2) severance pay equal to his annual base salary and annual bonus through December 31, 2001, and (3) continuation of medical and certain other benefits.

     The Company's employment agreement with Mr. Kaplan provides for his employment, beginning February 15, 2001 and continuing for three years after that date, at a base salary of $250,000 per year. Mr. Kaplan is entitled to participate in the Company's Executive Incentive Compensation plan and is guaranteed a bonus of at least $100,000 under that Plan at the end of his first year of employment. Under the employment agreement, upon the commencement of his employment, Mr. Kaplan also received a signing bonus of $50,000 and a stock option to purchase 500,000 shares of the Company's common stock. The stock option has an exercise price of $6.12 per share, which was the closing price of the Company's common stock on the day before Mr. Kaplan commenced employment, and vests over a four-year period, with 25% of the shares vesting on February 15, 2002 and the balance vesting at the rate of 1/36th per month.

     The employment agreement also entitles Mr. Kaplan to two loans of $375,000 each from the Company. The first loan was extended by the Company on April 2, 2001, bears interest at 4.94% (the applicable Federal rate established by Section 1274(d) of the Internal Revenue Code on the day the loan was made), and is secured solely by Mr. Kaplan's stock options in the Company. Mr. Kaplan will be entitled to request the second loan at any time after February 15, 2002. Under the employment agreement, the second loan will bear interest at the applicable Federal rate on the day the loan is made and will be secured solely by Mr. Kaplan's stock options in the Company. Both loans are of limited recourse to Mr. Kaplan, unless the Company terminates Mr. Kaplan's employment for cause (as defined) or Mr. Kaplan resigns without good reason (as defined), in which case the loans will become fully recourse to him.

     Mr. Kaplan's employment agreement provides that if there is a change of control (as defined in the agreement) of the Company, or if he is fired without cause (as defined) or quits his job for good reason (as defined), he will be entitled to (1) immediate vesting of the Company stock option described above,

(2) forgiveness of the two loans described above (and if the second loan has not yet been made at that time, he will be entitled to a special bonus in the amount of $375,000) and (3) severance pay equal to two times his annual base salary.

     The Company's employment agreement with Mr. Vinberg provides for his employment at a base salary of $200,000 per year. Under the employment agreement, Mr. Vinberg also received a stock option to purchase 1,035,000 shares of the Company's common stock at an exercise price of $4.35 per share. Twenty percent (20%) of the shares subject to the option vest on his hire date, 20% vest on the first anniversary of his hire date, and the balance vesting at the rate of 1/36th per month. In recognition of Mr. Vinberg's service as a director of Metastream, the Company has agreed that, for purposes of vesting of this option, the option will vest as though Mr. Vinberg's hire date was October 5, 1999 if Mr. Vinberg remains employed by the Company at least until February 28, 2001. Mr. Vinberg also received an additional stock option to purchase 172,500 shares of the Company's common stock at an exercise price of $8.56 per share. This additional option vests over a four-year period, with 25% vesting on September 6, 2002 and the balance vesting at the rate of 1/36th per month. In the event of a change of control of the Company (as defined), both of these stock options will vest immediately.

     The employment agreement also entitles Mr. Vinberg to a loan of $200,000. The loan was extended on May 31, 2001 and bears interest at 5.09% (the applicable Federal rate established by Section 1274(d) of the Internal Revenue Code on the day the loan was made). The loan is secured solely by Mr. Vinberg's stock options in the Company and is of limited recourse unless the Company terminates his employment for cause (as defined), in which case the loan will become fully recourse to him.

     Mr. Vinberg's employment agreement provides that for the first three years of his employment, if he is fired by the Company after a change of control (as defined) or without cause (as defined), or if he quits for good reason (as defined), he will be entitled to base salary continuation, including medical benefits, for six months following his termination.

     Mr. Kadin's employment agreement with the Company calls for his employment at a starting base salary of $185,000 per year, along with an anticipated annual bonus of $35,000 for his first year of employment and future bonuses as determined by the Board of Directors. Mr. Kadin also received a signing bonus of $30,000 and a stock option to purchase 460,000 shares of the Company's common stock at an exercise price of $2.61 per share. This option vests over a four-year period, with 20% vesting on the date of hire, 20% vesting on the first anniversary of his hire date and the balance vesting at the rate of 1/36th per month. Mr. Kadin's employment agreement provides that if the Company fires him without cause (as defined), he will be entitled to a severance payment equal to six months of his then-current base salary.

     Mr. Gentile's employment agreement with the Company provides for a starting base salary of $125,000 per year. In addition, pursuant to the employment agreement, Mr. Gentile received a stock option to purchase 50,000 shares of the Company's common stock at an exercise price of $5.75 per share. This stock option vests over a four-year period, with 25% of the total grant vesting on the first anniversary of the date of grant and the remainder vesting at the rate of 1/36th per month. In lieu of bonuses to which Mr. Gentile was entitled under the terms of the employment agreement, the Company issued to Mr. Gentile in September 2000 an additional stock option to purchase 115,000 additional shares of the Company's common stock at an exercise price of $5.65 per share. This additional option also vests over a four-year period, with 20% of the total grant vesting on the date of grant, 20% vesting on the first anniversary of the date of grant and the remainder vesting at the rate of 1/36th per month. Mr. Gentile also received a stock option to purchase 172,500 shares of the Company's common stock at an exercise price of $0.87 per share.

     Mr. Brown's employment agreement with the Company provides for a starting base salary of $200,000 per year. In addition, Mr. Brown is entitled to incentive compensation based on the amount of revenue (as defined) reported by the Company in each calendar quarter. For the year 2001, Mr. Brown is entitled to receive as incentive compensation (i) one-half of one percent (0.5%) of all revenue for a particular quarter if revenue equals or exceeds five million dollars or (ii) three-tenths of one percent (0.3%) of all revenue for a particular quarter if revenue is between two million five hundred thousand dollars and five million dollars. Per quarter target amounts for later years will be determined by the CEO prior to the start of each calendar year.

     Under the employment agreement, Mr. Brown also received a stock option to purchase 400,000 shares of the Company's common stock. The stock option has an exercise price of $4.47, which was the closing price of the Company's common stock on the last day of the month in which Mr. Brown commenced employment with the Company, and vests over a four-year period, with 25% of the shares vesting on March 29, 2002 and the balance vesting at the rate of 1/36th per month. Mr. Brown's employment agreement provides that if his employment is terminated by the Company without cause (as defined) or if he terminates his employment for good reason (as defined), the shares subject to the stock option will continue to vest for a period of twelve months and he will be entitled to receive twelve months' base salary as severance.

     Prior to Mr. Abate's resignation, the Company had an employment agreement with him. That employment agreement called for his employment at a base salary of $200,000 per year, along with a targeted annual bonus of $50,000 for his first year of employment and future bonuses as determined by the Board of Directors. Mr. Abate also received 200,000 restricted shares of the Company's common stock, a stock option to purchase 690,000 shares of the Company's common stock at an exercise price of $4.35 per share, and an additional stock option to purchase 100,000 shares of the Company's common stock at an exercise price of $8.12 per share. Mr. Abate forfeited his restricted stock and his stock options upon his resignation.

     In addition, under his employment agreement, Mr. Abate received an interest-free loan of $1,500,000 from the Company. This loan was secured by Mr. Abate's restricted stock and stock options and was repayable at the Company's demand upon the termination of Mr. Abate's employment. The Company has demanded repayment of this loan by Mr. Abate. Mr. Abate, however, has refused to repay the loan, asserting that the loan was non-recourse to him and was secured solely by his restricted stock and stock options. The Company believes that Mr. Abate's assertion is entirely without merit, and that the loan is fully recourse to Mr. Abate. The Company has filed a motion for summary judgment against Mr. Abate in New York State Supreme Court and intends to enforce repayment by Mr. Abate using all available legal means.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 2000 through November 28, 2000, the Compensation Committee (the "Committee") of the Board of Directors consisted of Messrs. Jones and Lane. Since November 28, 2000, the Compensation Committee has consisted of Messrs. Bennett, Chizen, and Jones. None of the members of the Compensation Committee was an officer or employee of the Company. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Until November 28, 2000, the Compensation Committee was comprised of Mr. Jones and William H. Lane III. Since November 28, 2000, the Compensation Committee has been comprised of Messrs. Bennett, Chizen, and Jones, with Mr. Jones serving as Chairman. All members of the Compensation Committee are "independent" within the meaning of the NASD listing rules.

     The Compensation Committee is responsible for reviewing and approving compensation for executive officers of the Company.

  Compensation Philosophy

     The Company operates in the competitive and rapidly changing environment of high technology businesses. The Company's compensation philosophy is based on the belief that achievement in this environment is enhanced by the coordinated efforts of all individuals working toward common objectives. The goals of the Company's compensation program are to align compensation with the Company's business objectives and performance, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company's long-term success.

  Compensation Components

     The Company's executive officers are compensated with a salary and stock option awards. Certain executive officers are also eligible for bonuses. The Committee assesses the past performance and anticipated future contribution, and considers the total compensation (earned or potentially available) of each executive officer in establishing each element of compensation.

     Salary. The salaries of the executive officers, including the Chief Executive Officer, are determined by the Committee with reference to salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

     Stock Options. Stock options awards are designed to align the interests of executives with the long-term interests of the stockholders. The Committee approves option grants subject to vesting periods (usually 48 months) to retain executives and encourage sustained contributions. The exercise price of options is typically not less than the closing market price on the date of grant. These options will acquire value only to the extent that the price of Company common stock increases relative to the market price at the date of grant.

     Bonus. The Company paid bonuses to several executive officers in fiscal year 2000 in connection with such executive officers' execution of the Company's plan to divest its prepackaged software products and focus on the Company's internet visualization technologies. The Company has established an incentive compensation plan pursuant to which executive officers and a limited number of key employees may receive annual cash bonuses. Targets for sales growth and operating income influence whether and to what extent incentive compensation payments will be made. Individual payments will be based on the Company's achievement of these targets.

  Chief Executive Officer's Compensation

     In December 1999, the Board of Directors approved a plan to divest the Company of its prepackaged software products, which had historically been the Company's primary business, and to focus exclusively on the Company's promising internet visualization technologies. Mark Zimmer, who was then serving as Chief Technology Officer of the Company, was retained as Chief Executive Officer to oversee disposition of the Company's software products. Mr. Zimmer served as Chief Executive Officer until April 7, 2000. He was paid a base salary of $121,000 and was awarded a bonus of $1,250,000 for overseeing the successful divestiture of the Company's graphics products before the Company's target date of June 2000.

     Mr. Rice, who has been serving as Chief Executive Officer of the Company since April 7, 2000, began his employment with the Company in December 1996 upon the acquisition by the Company of Real Time Geometry Corp. where Mr. Rice had earlier been employed. Mr. Rice and the Company entered into an employment agreement in December 1996 under which, among other things, the Company extended a $1,000,000 non-recourse loan to Mr. Rice. This employment agreement expired on December 31, 1999.

     In June 1999, the Company formed Metastream.com Corporation to exploit its internet visualization technologies and appointed Mr. Rice as President of Metastream.com. In connection with its decision to divest its prepackaged software products, the Company determined to retain Mr. Rice as Chief Executive Officer to lead the Company in its efforts to develop a successful business based on internet visualization technologies. This required, among other things, the retention of key executive officers and other personnel, development of business relationships in a new industry, development of an entirely new business model, redeployment and further development of the Company's graphics software into an internet-delivery vehicle, and the relocation of the Company's headquarters from California to New York. Mr. Rice and the Company entered into an employment agreement effective as of January 1, 2000 under which Mr. Rice agreed to serve as Chief Executive Officer of the Company and the Company agreed to forgive repayment of principal and interest due on the $1,000,000 loan extended by the Company in 1996 and to pay to Mr. Rice a "gross-up" payment to reimburse him for any Federal or state taxes that he may be required to pay as a result of the forgiveness of the loan or as a result of the "gross-up" payment upon the occurrence of a corporate restructuring of Metastream.com and the Company. In determining to forgive the loan to Mr. Rice and to make the related "gross-up" payment, the Committee considered, among other factors, Mr. Rice's past performance in developing the internet visualization business and his expected leadership of the Company during the difficult transition and corporate restructuring. Mr. Rice was also paid a base salary of $275,000 during fiscal 2000 and was awarded a bonus of $65,000 on the basis of his performance as Chief Executive Officer.

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, and proposed regulations thereunder. The section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary to the Company's success. Consequently, the Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          Compensation Committee

                                          Samuel H. Jones, Jr., Chair
                                          Thomas Bennett
                                          Bruce Chizen

STOCKHOLDER RETURN COMPARISON

     The graph below compares the cumulative total return on Company common stock for the period commencing December 12, 1995 and ending December 31, 2000 compared to the CRSP Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for the Nasdaq Computer and Data Processing Services Stocks (SIC 737). The graph assumes that $100 was invested on the date of the Company's initial public offering, December 12, 1995, and that all dividends are reinvested. Historic stock price performance should not be considered indicative of future stock price performance.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONG VIEWPOINT CORPORATION, THE NASDAQ STOCK MARKET --
          US INDEX, AND THE NASDAQ COMPUTER AND DATA PROCESSING INDEX

                            STOCK PERFORMANCE GRAPH

                                                   VIEWPOINT (FORMERLY        NASDAQ STOCK MARKET -
                                                     METACREATIONS)              COMPOSITE INDEX          NASDAQ COMPUTER INDEX
                                                   -------------------        ---------------------       ---------------------
12/12/95                                                 100.00                      100.00                      100.00
12/31/95                                                  96.00                       99.00                       98.00
12/31/96                                                  44.00                      122.00                      122.00
12/31/97                                                  41.00                      150.00                      150.00
12/31/98                                                  20.00                      211.00                      268.00
12/31/99                                                  32.00                      391.00                      581.00
12/31/00                                                  19.00                      235.00                      341.00

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's common stock as of July 26, 2001 by (i) each beneficial owner of more than 5% of the Company's common stock, (ii) each director and each nominee, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

                                                       NUMBER OF SHARES
                                      ---------------------------------------------------
                                                                               COMMON
                                                                             STOCK AND       PERCENTAGE
NAME OF BENEFICIAL OWNER              COMMON STOCK    VESTED OPTIONS(1)    VESTED OPTIONS    OF TOTAL(2)
------------------------              ------------    -----------------    --------------    -----------
James E. Crabbe.....................   3,550,000                 --          3,550,000           9.1%
RS Management Co. LLC(3)............   3,370,900                 --          3,370,900           8.6
Ellen H. Adams(4)...................   3,321,452                 --          3,321,452           8.5
Paul P. Tanico(5)...................   3,241,352                 --          3,241,352           8.3
Computer Associates.................   2,835,000                 --          2,835,000           7.3
Samuel H. Jones, Jr.................     980,055            148,500          1,128,555           2.8
Robert Rice.........................          --          1,064,978          1,064,978           2.7
Thomas Bennett(6)...................          --              3,594              3,594             *
Bruce R. Chizen(7)..................          --              3,594              3,594             *
Lennert J. Leader(8)................          --              3,594              3,594             *
Mark Zimmer.........................     200,000                 --                 --             *
John P. Leddy.......................          --                 --                 --             *
Jay W. Jennings.....................          --                 --                 --             *
David Feldman.......................          --             44,333             44,333             *
Anders Vinberg......................          --            641,250            641,250           1.6
Christopher Gentile.................          --            180,833            180,833             *
Paul Kadin..........................       3,500            237,667            241,167             *
All directors and executive officers
  as a group (12 persons)...........   1,183,555          2,328,343          3,511,898           8.5

---------------
 *  Percentage of shares beneficially owned is less than one percent of total.

(1) Represents shares issuable upon exercise of options to purchase Company common stock that are exercisable within 60 days of July 26, 2001.

(2) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within sixty (60) days of July 26, 2001 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name. Percentage ownership is based on 38,986,583 shares of Common Stock outstanding on July 26, 2001.

(3) According to information contained in a 13G filing dated as of December 31, 2000 and other information furnished to the Company by the stockholder, these shares are beneficially owned by (i) R.S. Investment Management, L.P., a registered investment advisor, and (ii) RS Investment Management Co. LLC, a holding company. R.S. Investment Management, L.P. and RS Investment Management Co. LLC have shared power to vote or to direct the vote of 3,370,900 of the Company's common stock.

(4) According to information contained in a 13G filing dated as of February 28, 2001 and other information furnished to the Company by the stockholder, these shares of the Company's common stock are (i) beneficially owned by CastleRock Management, LLC, a Delaware limited liability company ("Management LLC"), of which Ms. Adams is a managing member, (ii) beneficially owned by CastleRock Asset Management, Inc., a New York corporation ("Management Inc."), of which Ms. Adams is a director, officer and stockholder, (iii) directly owned by Ms. Adams in a joint account, and
    (iv) owned directly by a trust of which Ms. Adams is a trustee. Management LLC beneficially owns all of the 1,079,829 shares of the Company's common stock owned directly by CastleRock Partners, L.P., a Delaware limited partnership, of which Management LLC is the general partner, and all of the 92,171 shares of the Company's common stock directly owned by CastleRock Partners II, L.P., a Delaware limited partnership, of which Management LLC is the general partner. Management Inc. beneficially owns all of the 1,462,952 shares of the Company's common stock directly owned by CastleRock Fund, Ltd., an international business company organized in the British Virgin Islands, for which Management Inc. serves as an investment advisor, and all of the 440,000 shares of the Company's common stock owned directly by a separate management account for which Management Inc. serves as an investment advisor. Ms. Adams has shared voting and dispositive power with respect to 3,088,952 shares of the Company's common stock.

(5) According to information contained in a 13G filing dated as of February 28, 2001 and other information furnished to the Company by the stockholder, these shares of the Company's common stock are (i) beneficially owned by Management LLC, of which Mr. Tanico is a managing member, (ii) beneficially owned by Management Inc., of which Mr. Tanico is a director, officer and stockholder, (iii) directly owned by Mr. Tanico, and (iv) held in certain accounts individually managed by Mr. Tanico. Mr. Tanico has shared voting and dispositive power with respect to 3,088,955 shares of the Company's common stock.

(6) Mr. Bennett is Senior Vice President, Computer Associates International, Inc., which owns 2,835,000 shares of Company common stock. Mr. Bennett disclaims beneficial ownership of the shares owned by Computer Associates.

(7) Mr. Chizen is the President and Chief Executive Officer of Adobe Systems Incorporated which owns 1,725,000 shares of Company common stock. Mr. Chizen disclaims beneficial ownership of the shares owned by Adobe Systems.

(8) Mr. Leader is President of AOL Time Warner Ventures, a division of AOL Time Warner Inc. AOL Time Warner Inc. owns 1,725,000 shares of Company common stock. Mr. Leader disclaims beneficial ownership of the shares owned by AOL Time Warner Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2000, its officers, directors and greater-than-10% stockholders complied with all Section 16(a) filing requirements, with the exception of late filings of Initial Statements of Beneficial Ownership of Securities on Form 3 for each of Computer Associates International, Inc., and Paul Kadin. Such forms were subsequently filed with the SEC.

                                 PROPOSAL TWO:

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the 2001 fiscal year. This appointment is being presented to the stockholders for ratification at the Annual Meeting. If the stockholders reject the appointment, the Board will reconsider its selection. PricewaterhouseCoopers LLP has audited the Company's financial statements since the Company's inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

RECOMMENDATION OF BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S ACCOUNTANTS FOR FISCAL 2001 AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

FINANCIAL STATEMENTS

     Copies of the 2000 Annual Report to Shareholders are being mailed simultaneously with this Proxy Statement. The Company will provide to each shareholder, without charge and upon written request, a copy of the Company's Annual Report on SEC Form 10-K. Any such written request should be directed to Viewpoint Corporation, 498 Seventh Avenue, New York, N.Y. 10018, Attn: Investor Relations.

PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received by the Company no later than April 8, 2002 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a stockholder other than for inclusion in the Company's 2002 Proxy Statement and related form of proxy, timely notice of the proposal must be received by the Company no later than June 21, 2002. Proxies solicited by the Board of Directors for the 2002 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not received by that date.

                                          For the Board of Directors

                                          BRIAN J. O'DONOGHUE, Secretary

New York, New York
August 8, 2001

                                                                      APPENDIX A

                             VIEWPOINT CORPORATION

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

     - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling the responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special, legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

     The Audit Committee's responsibility is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for those auditing those financial statements. The Audit Committee does not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

II. AUDIT COMMITTEE COMPOSITION

     On or before June 14, 2001, the Audit Committee shall meet the requirements of the NASDAQ Stock Market, Inc. and shall be comprised of three or more directors as determined by the Board, each of whom shall be independent, non-employee directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, its Chair, or in his absence any member of the Committee, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  Review Procedure

     1. Review and reassess the adequacy of this Charter at least annually and make recommendations to the Board of Directors, as conditions may dictate, to update or amend the Charter. Have charter published at least every three years in accordance with Securities and Exchange Commission ("SEC") regulations.

     2. Review the Company's annual audited financial statements prior to filing or distribution, including a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

     3. In consultation with the management, the independent auditors, and the internal auditors, consider the adequacy and integrity of the Company's financial reporting processes and controls.

     4. Review with financial management and the independent auditors, the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee, or in his absence any other member, may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

     5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     6. On an annual basis, the Committee should receive from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Boards Standard 1 and review and discuss with the independent auditors and the Board of Directors, if necessary, all disclosed relationships they have with the Company that could impact the objectivity and independence of the auditors. The Committee shall take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditors.

  Other Audit Committee Responsibilities

     7. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     8. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     9. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                  DETACH HERE

                                     PROXY

                             VIEWPOINT CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 19, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Viewpoint Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated August 8, 2001, and hereby appoints Robert E. Rice and Jeffrey J. Kaplan, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Viewpoint Corporation to be held at the Sky Club conference center, MetLife Building, 200 Park Avenue, 56th Floor, New York, NY 10166 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Viewpoint Corporation common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.


SEE REVERSE                                                          SEE REVERSE
   SIDE                                                                  SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

-----------------                                                 ----------------
VOTE BY TELEPHONE                                                 VOTE BY INTERNET
-----------------                                                 ----------------

It's fast, convenient and immediate                               It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                              confirmed and posted
1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:                                     FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY                                    1. READ THE ACCOMPANYING PROXY
   STATEMENT AND PROXY CARD                                          STATEMENT AND PROXY CARD

2. CALL THE TOLL-FREE NUMBER                                      2. GO TO THE WEBSITE
   1-877-PRX-VOTE (1-877-779-8683)                                   TP://WWW.EPROXYVWPT.COM/VWPT

3. ENTER YOUR 14-DIGIT CONTROL NUMBER LOCATED                     3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER
   ON YOUR PROXY CARD ABOVE YOUR NAME                                LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME

4. FOLLOW THE RECORDED INSTRUCTIONS                               4. FOLLOW THE INSTRUCTIONS PROVIDED

YOUR VOTE IS IMPORTANT!                                           YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime                                       Go to http://www.eproxyvote.com/vwpt anytime

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET

-----------------------------------------------------------------------------------------------------------------------------------
                                                         DETACH HERE


[X] Please mark
    Votes as in
    this example.


    1. Election of Directors
                                                                                                           FOR    AGAINST   ABSTAIN
       NOMINEES: (01) Thomas Bennett, (02) Bruce R. Chizen,       2 To ratify the appointment of           [ ]      [ ]       [ ]
       (03) Lennert J. Leader, (04) Samuel H. Jones, Jr. and        PricewaterhouseCoopers LLP as
       (05) Robert E. Rice                                          independent accountants for
                                                                    Viewpoint for the 2001
                 FOR                 WITHHELD                       fiscal year

                 [ ]                   [ ]

                                                                  3 To transact such other business
                                                                    as may properly come before the
                                                                    meeting or any adjournments
                                                                    thereof.


                                                                    MARK HERE FOR ADDRESS [ ]
                                                                    CHANGE AND NOTE AT LEFT


                                                                  THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL
                                                                  MEETING DATED AUGUST 8, 2001.

                                                                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING
                                                                  THE ENCLOSED ENVELOPE.

[ ] _______________________________________                       NOTE: Please sign exactly as name appears on your stock
(Instructions: To withhold authority to                           certificate. If the stock is registered in the names of
vote for any individual nominee, write                            two or more persons, each should sign. Executors, administrators,
that nominee's name in the space                                  trustees, guardians, attorneys and corporate officers should
provided below).                                                  insert their titles.






















Signature:__________________________________ Date:_______________ Signature:__________________________________ Date:_______________